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                                  CONFIDENTIAL

                           MEMORANDUM OF UNDERSTANDING


This MEMORANDUM OF UNDERSTANDING is entered into on this 16th day of April, 1999 by and between HighwayMaster Corporation ("HMC"), with its principal place of business located at 1155 Kas Drive, Richardson, Texas 75081 and Criticom International Corporation ("CIC"), with its principal place of business located at 1301 East 79th Street, Minneapolis, Minnesota 55425.

WHEREAS, HMC desires to engage CIC and CIC desires to provide certain alarm monitoring services as more specifically set forth below herein;

NOW THEREFORE, premises considered the parties agree as follows:

1. General. The parties agree that the terms and conditions contained herein are binding upon the parties. However, the parties agree to execute a formal agreement which will at a minimum contain these terms and conditions by April 27, 1999.

2.   Definitions:

     "Monitoring Service" shall mean receiving and responding appropriately to panic alarm signals as set forth in the HighwayMaster Corporation Specification for Series 5005S Panic Alarm Monitoring attached hereto as Exhibit C.

     "Subscriber" shall mean a HighwayMaster customer(s) at the company level. Does not refer to individual users of HMC Unit.

     "User" shall mean an individual employee of Subscriber who uses Series 5005S mobile unit.

     "Unit" shall mean an individual HighwayMaster Series 5005S mobile unit.

3.   Exclusivity

     CIC shall be the exclusive provider of Monitoring Services for Units. HMC shall have the right to contract with an alternative alarm monitoring vendor to provide Monitoring Services as a redundant backup, but only during the period of time that CIC is unable to provide offsite redundant Monitoring Services of similar service functionality to CIC's primary monitoring center. HMC and CIC will mutually agree upon CIC's redundant site specifications and the proportionate share of the costs to be borne by HMC for the redundant site.

4.   CIC Responsibilities

           4.1.1. CIC shall use its best efforts to have a system tested and operational by May 11, 1999, to begin providing Monitoring Services for Users. HMC understands that the availability of Monitoring Services may be adversely affected by the completion by third party vendors of certain programming and other events


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                    beyond the reasonable control of CIC. HMC and CIC shall use their best efforts to encourage the third party vendors to complete the programming within the necessary time frames to ensure the delivery of the Monitoring Services by May 11, 1999. [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

     4.2. CIC shall coordinate the development and integration of an automation package to serve the Subscribers. See the "Dispatch Automation System" section for more information.

     4.3. HMC and CIC agree that CIC's sole obligation with respect to any Subscriber shall be to monitor signals received from Units and to respond thereto. CIC shall, upon receipt of signal from a Unit, make every reasonable effort to transmit notification to the Public Safety Answering Point ("PSAP") and/or to the person or persons whose names and telephone numbers are provided by HMC, which are updated as needed, unless CIC has reason to believe that the alarm may be false.

           4.3.1. [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

     4.4. CIC recognizes that the Units are designed, in part, for improvement in the safety for Users, and as such, shall provide sufficient personnel to perform the Monitoring Services twenty four (24) hours for each and every day of the year. CIC will provide sufficient personnel to mitigate delays with regard to alarms or other emergency requests by Users generated via Units.

     4.5. CIC shall provide all necessary personnel, hardware, computers, telephone systems to perform the Monitoring Services except as provided by HMC as listed in EXHIBIT B: HMC PROVIDED EQUIPMENT AND SOFTWARE.

     4.6. CIC shall maintain an Underwriter's Laboratories approved listing for commercial fire for a monitoring center, although HMC understands that Underwriter's Laboratories does not provide listing services for mobile security central stations. If Underwriter's Laboratories listing for mobile security becomes available, and HMC requires it, then CIC shall obtain it at that time.


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     4.7.  CIC shall provide HMC with daily electronic access to User's alarm history, statistical information and database as defined in the Specification for Series 5005S Panic Alarm Monitoring provided to CIC in March 1999.

     4.8. CIC shall coordinate the implementation and design of the Monitoring Services with HMC.

     4.9. [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

     4.10. [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

     4.11. The contract shall include a service level agreement indicating key performance indicators that will be met by both parties. Such indicators shall be mutually agreed upon. Additional indemnification language will be necessary to limit liability of both parties.

     4.12. CIC represents that it is licensed at the state level to provide Monitoring Services where applicable in the 48 contiguous states of the United States of America except for the states of Utah and Virginia. CIC will make every reasonable attempt to ensure PSAP(s) do not deny response based on the absence of appropriate licenses and/or certifications.

5.   HMC's Responsibilities

     5.1.  HMC agrees to make payments to CIC as set forth herein.

     5.2. HMC shall use its best efforts to require new Subscribers, other than SBC Communications, Inc. and its member companies ("SBC"), to provide indemnification to CIC.

     5.3. HMC will provide all software and hardware under a Software ("Software") License Contract necessary for the correct and continued operation of the Units as provided for in EXHIBIT B: HMC PROVIDED EQUIPMENT AND SOFTWARE.

     5.4. Both Parties will jointly create the procedures for an orderly transfer of new Users for activation.

     5.5. [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]


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     5.6.  HMC shall promptly notify CIC of any complaint or question regarding the Monitoring Services.

     5.7.  Unit Design and Installation

           5.7.1. HMC agrees that CIC shall have no responsibility for the sale, design, installation, maintenance or repair of equipment located as part of the Units of the Users.

           5.7.2. HMC agrees to install and maintain Units using high quality equipment, techniques, and practices. HMC agrees to make every reasonable effort to correct and control Unit or User deficiencies causing false signals. If any Unit sends an unreasonable number of false signals which materially impairs CIC's ability to provide the Monitoring Services, CIC may temporarily suspend the provision of Monitoring Services to the malfunctioning Unit.

     5.8. HMC shall be solely responsible for all risks and expenses incurred in connection with its actions in the sale or use of Units or Monitoring Services or any other acts of HMC.

     5.9.  Governmental Requirements

           5.9.1. HMC agrees to pay any and all sales, use or business taxes or impositions by Municipal, State, Federal and/or other authorities in connection with the Monitoring Services to be provided by CIC except for sales, use or business taxes assessed on the net income or gross revenues of CIC. If CIC is required to obtain additional licenses, HMC and CIC will reach agreement on reimbursement to CIC for said additional required licenses.

           5.9.2. HMC and/or HMC with CIC's assistance, shall provide and mail, at HMC's own expense, all announcements or notices required to be mailed to Users as required by any regulatory agency.

           5.9.3. In the event a fine, penalty or fee is assessed against CIC by any governmental or municipal agency as a result of any signal originating from Units, HMC agrees to forthwith reimburse CIC for same as long as the fine, penalty or fee is not assessed on CIC because of CIC's wilfull misconduct and/or gross negligence.


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6.   Dispatch Automation System

     [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

7.   Payment

     [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

     7.4. Payment by HMC shall be received by CIC within Thirty (30) days from the date of invoice from CIC.

     7.5. Under no circumstances will HMC's inability to collect from the Subscriber delay payment to CIC.

8.   Term

     8.1. The term of the formal agreement shall commence at the time that a minimum of 12,000 Units are activated and monitored by CIC and shall continue thereafter for three (3) years. If SBC terminates its agreement with HMC or fails to activate at least 12,000 units for Monitoring Service, HMC shall have the right to terminate the 12,000 Unit minimum requirement upon ninety (90) days written notice without liability but the formal agreement shall continue in effect for three years from the date of the execution of the formal agreement.

     8.2. The formal agreement shall automatically renew for successive two year terms unless 120 days written notice of intent not to renew is provided by either party. Both parties agree to cooperate in the event of termination and if necessary grant an extension if more time is required for a smooth transition of Monitoring Services.

9. HMC and CIC represent and warrant that their respective equipment and services are Year 2000 compliant.

10. The understandings set forth in this Memorandum of Understanding are binding upon each of the undersigned individuals, their heirs, successors and assigns.

11. The terms and conditions of this Memorandum of Understanding are strictly confidential and shall not be disclosed to any third parties without the prior written consent of the other party but the parties may disclose only the existence of this Memorandum of Understanding and the formal agreement without revealing any of the terms contained therein.


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CRITICOM INTERNATIONAL CORP.                HIGHWAYMASTER CORPORATION

By: (x) Raymond J. Menard                   By: (x) W. Michael Smith
   ----------------------------------          ---------------------------------

Name:  Raymond J. Menard                    Name:  W. Michael Smith
     --------------------------------            -------------------------------

Title: VP Development                       Title: Chief Financial Officer
      -------------------------------             ------------------------------

Date: 4/19/99                               Date: 4/16/99
     --------------------------------            ------------------------------


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                              EXHIBIT A: PRICE LIST

[TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]


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                 EXHIBIT B: HMC PROVIDED EQUIPMENT AND SOFTWARE

[TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]


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                                    EXHIBIT C

[TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]


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